As filed with the Securities and Exchange Commission on April 27, 2000

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                     -----

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     -----

                                MYTURN.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-3344575
                      (I.R.S. Employer Identification No.)

                 960 Atlantic Avenue, Alameda, California 94501
                    (Address of Principal Executive Offices)

                     MYTURN.COM, INC. 1996 STOCK OPTION PLAN
                              (Full Title of Plan)

                                  Michael Fuchs
                         Interim Chief Executive Officer
                                MyTurn.com, Inc.
                         9 West 57th Street - Suite 4220
                            New York, New York 10019
                           Telephone: (212) 583-7010
                           Telecopier: (212) 223-8886

            (Name, Address and Telephone Number of Agent for Service)
                                     -----
                  Copies of all communications and notices to:

                              Gavin C. Grusd, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111
                                     -----




                                                 CALCULATION OF REGISTRATION FEE

                                                           Proposed                     Proposed
          Title of                                         Maximum                      Maximum
        of Securities           Amount                    Offering                     Aggregate                   Amount of
            To Be                To Be                      Price                      Offering                  Registration
         Registered          Registered(1)               Per Share                       Price                       Fee
         ----------          -------------               ---------                       -----                       ---

Common Shares
 (par value
 $.01 per
 share)                       336,617(2)(3)               $    9.875(4)              $  3,324,093(4)               $ 1,146.24
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                          550,000(5)                   $    1.00                $     550,000                $   189.66
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                        4,734,678(6)                   $    2.50                 $ 11,836,695                $ 4,081.62
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                            5,000(7)                   $    3.00              $        15,000              $       5.17
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                          100,000(8)                   $    4.88               $      488,000                $   168.28
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                          504,955(9)                   $    5.00                $   2,524,775                $   870.61
====================  =====================   =========================  ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                           5,000(10)                   $    5.25              $        26,250              $       9.05
====================  =====================   ========================= ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                          10,000(11)                   $    6.31              $        63,100               $     21.76
====================  =====================   ========================= ============================  ========================



                                        1






=====================  =================== =========================== ============================  ========================
 Common Shares
 (par value
 $.01 per
 share)                        160,950(12)                   $    6.38              $     1,026,861               $    354.09
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         85,000(13)                  $   7.1875              $       610,938               $    210.67
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         50,000(14)                $      8.875              $       443,750               $    153.02
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         30,000(15)                $      9.875              $       296,250               $    102.16
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         20,000(16)                 $   10.1875              $       203,750                $    70.26
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         80,000(17)                 $     12.00              $       960,000                 $  331.03
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         20,000(18)                   $  13.625              $       272,500                $    93.97
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                        177,050(19)                  $   16.625               $    2,943,456                 $1,014.98
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         20,000(20)                 $   19.1875              $       383,750                 $  132.33
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                        348,250(21)                    $  20.25               $    7,052,063                 $2,431.75
=====================  =================== =========================== ============================  ========================



                                        2






=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         87,500(22)                  $  23.6875               $    2,072,656                $   714.71
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         25,000(23)                  $  26.9375              $       673,438                 $  232.22
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         20,000(24)                    $  27.00              $       540,000                 $  186.21
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         55,000(25)                    $  27.25               $    1,498,750                 $  516.81
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         30,000(26)                    $  27.50              $       825,000                 $  284.48
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         25,000(27)                  $  28.4375              $       710,938                 $  245.15
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         40,000(28)                    $  28.50               $    1,140,000                 $  393.10
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                        105,000(29)                    $  29.00               $    3,045,000                 $1,050.00
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         15,000(30)                    $  30.00              $       450,000                 $  155.17
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         80,000(31)                  $  30.0625               $    2,405,000                 $  829.31
=====================  =================== =========================== ============================  ========================


                                        3






=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                         30,000(32)                    $  30.50              $       915,000                 $  315.52
=====================  =================== =========================== ============================  ========================
Common Shares
 (par value
 $.01 per
 share)                        100,000(33)                    $ 32.625               $    3,262,500               $  1,125.00
=====================  =================== =========================== ============================  ========================
 Total                                                                                                             $17,434.33
=====================  =================== =========================== ============================  ========================


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), an additional indeterminate number of Common Shares is being registered to cover any adjustments in the number of Common Shares pursuant to the anti-dilution provisions of the MyTurn.com, Inc. 1996 Stock Option Plan (the "1996 Plan").

(2) The 1996 Plan authorizes the granting of options to purchase a maximum of 10,000,000 Common Shares, of which options for the purchase of an aggregate of 9,663,383 Common Shares have been granted, of which options for the purchase of an aggregate of 2,149,597 Common Shares have been exercised. The 1996 Plan originally provided for the granting of options to purchase 2,000,000 Common Shares. On January 20, 2000 the 1996 Plan was amended to increase the number of Common Shares issuable upon the exercise of options granted thereunder by 8,000,000 Common Shares to 10,000,000 Common Shares.

(3) Represents the issuance of Common Shares issuable upon the exercise of options which may be granted under the 1996 Plan.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

(5) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $1.00 per Common Share.

(6) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $2.50 per Common Share.

(7) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $3.00 per Common Share.

(8) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $4.88 per Common Share.

(9) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $5.00 per Common Share.

(10) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $5.25 per Common Share.

(11) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $6.31 per Common Share.

(12) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $6.38 per Common Share.

(13) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $7.1875 per Common Share.

(14) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $8.875 per Common Share.

(15) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $9.875 per Common Share.

(16) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $10.1875 per Common Share.

(17) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $12.00 per Common Share.

(18) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $13.625 per Common Share.

(19) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $16.625 per Common Share.

(20) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $19.1875 per Common Share.

(21) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $20.25 per Common Share.

(22) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $23.6875 per Common Share.

(23) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $26.9375 per Common Share.

(24) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $27.00 per Common Share.

(25) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $27.25 per Common Share.

(26) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $27.50 per Common Share.

(27) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $28.4375 per Common Share.

(28) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $28.50 per Common Share.

(29) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $29.00 per Common Share.

(30) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $30.00 per Common Share.

(31) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $30.0625 per Common Share.

(32) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $30.50 per Common Share.

(33) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan with a purchase price of $32.625 per Common Share.

                                EXPLANATORY NOTE

     This registration statement covers the issuance of up to an additional 7,850,000 Common Shares issuable upon the exercise of options granted and which may be granted under the 1996 Plan. The issuance of up to 1,610,050 Common Shares upon the exercise of options granted under the 1996 Plan and the resale of up to 389,950 Common Shares issued upon exercise of options granted under the 1996 Plan were previously registered on a Registration Statement on Form S-8, Registration No. 333-39327 which was effective on November 3, 1997.

     The number of Common Shares authorized for issuance upon the exercise of options granted or which may be granted under the 1996 Plan was increased by 8,000,000 Common Shares, from 2,000,000 to 10,000,000 Common Shares, on January 20, 2000. Options were exercised to purchase 150,000 Common Shares which are "restricted securities" and accordingly are not included in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act"):

          (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999.

          (b) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the Commission on June 10, 1997 under the 1934 Act.

     All documents filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

     Certain legal matters in connection with the offering of the securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6.           Indemnification of Directors and Officers

     Article X of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Registrant has included in its Certificate of Incorporation and its by- laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Registrant to the extent permitted by law to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed

                  Not Applicable.

Item 8.           Exhibits

                  4.1      Specimen Common Stock Certificate(1)
                  5 Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the Common Shares issuable pursuant to the 1996 Plan and being registered hereunder

                  23.1     Consent of Lazar Levine & Company, LLP
                  23.2     Consent of PricewaterhouseCoopers LLP

                  23.3     Consent of Certilman Balin Adler & Hyman, LLP
                           (included in its opinion filed as Exhibit 5)
                  24       Powers of Attorney (included in signature page
                           forming a part hereof)
                  99       1996 Stock Option Plan, as amended

Item 9.           Undertakings

                  The undersigned Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:

                    (i) Include any prospectus  required by Section  10(a)(3) of the Securities Act;


--------------------

          (1)  Denotes   document  filed  as  an  exhibit  to  the  Registrant's
     Registration Statement on Form SB-2 (Registration No. 333-18667) which is incorporated herein by reference thereto.

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on the 27th day of April, 2000.

                                        MYTURN.COM, INC.

                                     By:  /s/ Michael Fuchs
                                        ----------------------------
                                        Michael Fuchs
                                        Chairman of the Board and
                                        Interim Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael Fuchs with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

Signature                                    Capacity                                   Date
---------                                    --------                                   ----

/s/ Michael Fuchs                           Chairman of the Board,                      April 27, 2000
-------------------------------------       Interim Chief Executive
Michael Fuchs                               Officer and Director


/s/ Rudy C. Theale, Jr.                     Vice Chairman of the Board                   April 27, 2000
-----------------------------------         and Director
Rudy C. Theale, Jr.


/s/ R.E. (Teddy) Turner                     Director                                    April 27, 2000
---------------------------------
R. E. (Teddy) Turner, IV


/s/ Christopher Liston                      Director                                     April 27, 2000
-----------------------------------
Christopher Liston

/s/ Harold Lazarus                          Director                                     April 27, 2000
-------------------------------------
Harold Lazarus, Ph.D

/s/ Mark Bradlee                            Director                                     April 27, 2000
-------------------------------------
Mark Bradlee

________________________                    Director                                     April __, 2000
Brian Dougherty


/s/ Joseph Antonini                         Director                                     April 27, 2000
------------------------------------
Joseph Antonini

________________________                    Director                                     April __, 2000
Jeffrey H. Coats


/s/ David Greenspan                         Chief Financial Officer and                   April 27, 2000
----------------------------------
David Greenspan                             Secretary (Principal Accounting
                                            Officer)



                                                                     EXHIBIT 5

                                                 April 26, 2000



MyTurn.com, Inc.
960 Atlantic Avenue
Alameda, California  94501

                  Re: Registration of 7,850,000 Common Shares, par value $.01 per share, under the Securities Act of 1933, as amended

Gentlemen:

     In our capacity as counsel to MyTurn.com, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the issuance of an aggregate of 7,850,000 Common Shares, par value $.01 per share, of the Company (the "Common Shares") that may be issued upon the exercise of options to acquire Common Shares granted under the Company's 1996 Stock Option Plan (the "Plan").

     In that connection, we have examined the Certificate of Incorporation and the By- Laws of the Company, each as amended, the Registration Statement and the Plan and are familiar with corporate proceedings of the Company relating to the adoption of the Plan. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

MyTurn.com, Inc.
April 26, 2000
Page 2


     Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

     This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

     We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                             Very truly yours,


                            /s/ Certilman Balin Adler & Hyman, LLP

                            CERTILMAN BALIN ADLER & HYMAN, LLP




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